Exhibit 1

NOTICE OF REDEMPTION

to the holders of

B.A.T. INTERNATIONAL FINANCE P.L.C.

(the “Issuer”)

US$1,250,000,000 2.750% Guaranteed Notes due 2020

(the “Notes”)

CUSIP Numbers: G08820 CD5; 05530Q AG5
ISINs: USG08820CD55; US05530QAG55

NOTICE IS HEREBY GIVEN to holders of the outstanding Notes of the Issuer that, in accordance with Condition 4 (Redemption) of the Notes, the Issuer has decided to redeem all of its outstanding Notes on 5 November 2019 (the “Redemption Date”). Citibank, N.A., London Branch acts as fiscal agent, paying agent, transfer agent and registrar under the Notes.

The redemption price payment will be made in accordance with Condition 4 (Redemption) of the Notes. Notice of the redemption price will be given at least one Business Day prior to the Redemption Date.

All conditions of the Notes remain unchanged until redemption and, unless otherwise defined in this Notice, terms used in this Notice have the meanings given to them in the Notes.

Furthermore, the Issuer hereby provides notice that it intends to cancel the listing of the Notes, which are listed on the Official List of the Financial Conduct Authority and traded on the Professional Securities Market of the London Stock Exchange plc.

Accordingly, the Issuer will request the Financial Conduct Authority to cancel the listing of the Notes on or around 7 November 2019.

For and on behalf of

B.A.T. International Finance p.l.c.

3 October 2019

Enquiries:

British American Tobacco Investor Relations
Mike Nightingale / Rachael Brierley / John Harney
+44 (0) 20 7845 1180 / 1519 / 1263

British American Tobacco Press Office
+44 (0) 20 7845 2888 (24 hours) | @BATPress

Forward looking statements

This announcement contains certain forward-looking statements, including “forward-looking” statements made within the meaning of Section 21E of the United States Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the British American Tobacco Group (the “Group”) operates.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this announcement. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade; the impact of adverse domestic or international legislation and regulation; changes in domestic or international tax laws and rates; adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition; changes or differences in domestic or international economic or political conditions; adverse decisions by domestic or international regulatory bodies; the impact of market size reduction and consumer down-trading; translational and transactional foreign exchange rate exposure; the impact of serious injury, illness or death in the workplace; the ability to maintain credit ratings and to fund the business under the current capital structure; the inability to develop, commercialise and roll-out Potentially Reduced-Risk Products; and changes in the market position, businesses, financial condition, results of operations or prospects of the Group.

It is believed that the expectations reflected in this announcement are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward-looking statements reflect knowledge and information available at the date of preparation of this announcement and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements.

No statement in this communication is intended to be a profit forecast and no statement in this communication should be interpreted to mean that earnings per share of British American Tobacco p.l.c. (“BAT”) for the current or future financial years would necessarily match or exceed the historical published earnings per share of BAT.

Additional information concerning these and other factors can be found in BAT’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Annual Report on Form 20-F filed on 15 March 2019 and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website, http://www.sec.gov, and BAT’s Annual Reports, which may be obtained free of charge from the British American Tobacco website www.bat.com.